EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT

         AGREEMENT, made and entered into as of the 16th of November, 1998, by and between Rochester Medical Corporation, a Minnesota corporation (the "Company"), and Dara Lynn Horner ("Employee").

         WHEREAS, the Company and the Employee desire to record the terms of Employee's employment by the Company;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

         1. TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company hereby employs Employee and Employee hereby accepts employment for the period commencing November 16, 1998, and continuing thereafter until the employment is terminated according to the provisions of this Agreement.

         2. DUTIES. During the term of this Agreement, Employee shall perform the duties of Marketing Director, Femsoft(R) Product Line, and such additional duties as may be prescribed from time to time by the Board of Directors, the Company's Chief Executive Officer or the Company's Vice President Marketing and Sales.

         3. BASE SALARY; OTHER COMPENSATION.

         3.1 Base Salary. The Corporation shall pay Employee an initial Base Salary ("Base Salary") of Ninety Five Thousand Dollars ($95,000) per annum commencing November 16, 1998. The Base Salary shall be paid according to the Corporation's regular payroll procedure, in equal increments not less frequently than monthly. The Base Salary shall be subject to annual review and merit increase adjustment in accordance with the Corporation's customary practices, as may be then in effect, for salary planning and administration.

         3.2 Incentive Bonuses. Employee shall be entitled to receive an initial bonus payment in the amount of Seven Thousand Five Hundred Dollars ($7,500) payable with her first regular payroll. Employee shall also be eligible to participate in the Corporation's bonus incentive plan with a targeted bonus ("Bonus") determined in accordance with the Corporation's Executive Bonus Program. The targets and performance necessary to earn the Bonus or any portion thereof shall be set annually by the Corporation; provided, that the Bonus payable to Employee for the Corporation's

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                                Dara Lynn Horner
                              Employment Agreement
                                November 16, 1998


fiscal quarter ending December 31, 1998, shall be in the amount of Eighteen Thousand Five Hundred Dollars ($18,500).

         3.3 Relocation Allowance. Upon Employee's election to relocate to the Rochester, Minnesota area, then in addition to any other compensation to which Employee may be entitled by this agreement, the Corporation shall pay Employee a Relocation Allowance (the "Relocation Allowance") consisting of (i) all direct moving costs and expenses incurred by Employee in connection with Employee's associated relocation to the Rochester, Minnesota, area, (ii) reimbursement of all realtor's commissions and closing costs paid by Employee in connection with the sale of his present home, (iii) reimbursement of closing costs paid by Employee in connection with the purchase of his new home, (iv) reimbursement of all expenses for meals and lodging, not to exceed eight days, in connection with Employee's travel to the Rochester, Minnesota, area for purposes of finding a new home, and (v) income tax gross-up to the extent any payments to or on behalf of employee hereunder are taxable as income to Employee.

         3.4 Temporary Housing Allowance. Until Employee elects to relocate to the Rochester, Minnesota area, the Corporation shall pay Employee a Temporary Housing Allowance consisting of (i) housing allowance in amount of Seven Hundred Dollars ($700) per month through and including September 2000, and (ii) to the extent Employee's rent and utilities exceed Seven Hundred Dollars ($700) per month, an additional amount sufficient to pay all monthly utility charges.

         3.5 Incentive Stock Option. In addition to any other compensation to which Employee may be entitled by this agreement, Employee shall be entitled to receive an Incentive Stock Option for Twenty Thousand (20,000) shares of the Corporation under the Corporation's 1991 Stock Option Plan according to the Incentive Stock Option Agreement appended hereto as Exhibit 1. The exercise price of the Incentive Stock Option shall be fair market value, as determined according to the 1991 Stock Option Plan, as of the close of business on the date of grant by the Corporation's Board of Directors. Employee acknowledges receiving a copy of the 1991 Stock Option Plan.

         4. BENEFITS.

         4.1 Vacation. During each year of employment, Employee will be entitled to reasonable vacations, holidays and sick leave in accordance with the Company's standard policies as may be adopted or amended from time to time hereafter. Employee shall be entitled to four (4) weeks' vacation during each of the Company's fiscal years, prorated for any part of a fiscal year. Vacations shall be at such time or times and for such periods as Company and Employee shall agree; provided that vacations must be taken by Employee during the year earned or be forfeited.


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                                Dara Lynn Horner
                              Employment Agreement
                                November 16, 1998


         4.2 Benefit Programs, Insurance. Employee shall be entitled to participate in customary employee benefit programs as may be from time to time determined by the Board of Directors including, but not limited to, life insurance, hospitalization, surgical and major medical coverage, and long-term disability as are or may be made available from time to time to other salaried employees of the Company.

         4.3 Expenses. Employee shall be reimbursed weekly against expense reports for ordinary and necessary expenses incurred in the performance of her duties.

         5. TERMINATION.

         5.1 Events of Termination. This Agreement may be terminated upon the occurrence of any one of the following events:

         (a) Voluntary. Employee may terminate this Agreement at any time during the term of this Agreement by giving two weeks' prior written notice of termination to the Company.

         (b) Involuntary Without Cause. The Company may terminate this Agreement at any time during the term of this Agreement by giving 30 days' prior written notice of termination to the Employee.

         (c) Death or Disability. This Agreement shall automatically terminate upon the death or permanent disability of the Employee. For the purposes of this Agreement, Employee shall be deemed permanently disabled if any ailment, illness or other incapacity prevents her from performing her duties as specified in this Agreement for a period of three consecutive months or for an aggregate of three months in any twelve month period from the date of this Agreement.

         5.2 Consequences of Termination. In the event of the termination of this Agreement, Employee or her estate, as the case may be, shall be entitled to Base Salary and the Commissions earned by her prior to the date of termination as provided herein computed on a pro rata basis to and including such date of termination. In addition, Employee shall also be reimbursed for her reasonable business expenses incurred prior to the date of termination.

         6. NON-COMPETITION; INVENTIONS.

         6.1 Definitions. For purposes of this Section 6, the following words and phrases have the meanings ascribed to them, respectively.


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                                Dara Lynn Horner
                              Employment Agreement
                                November 16, 1998


         (a) "Confidential Information" means all formulas, processes, customer lists, computer user identifiers and passwords, and all purchasing, engineering, accounting, marketing and other information that is proprietary to the Company and not generally known or readily ascertainable by proper means, relating to research, development, manufacture or sale of the Company's products, as well as formulas, processes and other information received by the Company from third parties under an obligation of secrecy. All information disclosed to Employee or to which Employee has access during the period of her employment, which she has reasonable basis to believe to be Confidential Information, or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information.

         (b) "Inventions" means all formulas, processes, discoveries, improvements, ideas and works of authorship, whether patentable or copyrightable or not, which Employee learns, has access to, has a part in developing, first conceives or first reduces to practice alone or with others (1) that are developed on the Company's time, or (2) that relate directly to the Company's business or actual or anticipated research, or (3) for which any of the Company's property, including Confidential Information, is used or (4) that result from any of Employee's work for the Company.

         6.2 Disclosure and Assignment. Except as provided elsewhere in this Agreement, Employee shall treat as for the Company's sole benefit and fully and promptly disclose to the Company, without additional compensation, all ideas, discoveries, inventions and improvements, whether patentable or not, which, while the Employee is employed by the Company, are made, conceived or reduced to practice by Employee, alone or with others, during or after usual working hours, either on or off the job, and Employee hereby assigns to the Company all such ideas, discoveries, inventions and improvements to be the Company's exclusive property.

         6.3 Further Documents. Employee will acknowledge and deliver promptly without charge all documents to the Company, and will do such other acts as may be necessary in the Company's opinion to obtain and maintain patents (including divisional, reissued or extended Letters Patent) or copyrights and to vest the entire right and title in the Company to such patents, copyrights and Inventions in all countries.


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                                Dara Lynn Horner
                              Employment Agreement
                                November 16, 1998


         6.4 Confidentiality. Employee will not use or disclose any Confidential Information, either during or after employment by the Company, except as required by her duties to the Company, and Employee acknowledges and understands that the obligation to maintain the confidentiality of the Company's Confidential Information is unconditional and shall not be excused by any conduct on the part of the Company except its prior voluntary disclosure of the information. Upon termination of employment, Employee agrees that (a) all Confidential Information, including all copies, excerpts and summaries in her possession or control (whether prepared by the Company, the Employee or others), and also all other Company property, including keys, credit cards, software, reports and the like, shall be left with the Company and (b) Employee will stop use of all Confidential Information. Employee shall not at any time during the term of this Agreement or thereafter, or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Company, including without limiting the generality of the foregoing, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Company, its manner of operation, its plans, processes, or other data without regard to whether all of the foregoing matters will be deemed confidential, material, or important, the parties hereto stipulating that as between them, the same are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Company, and the Company's good will, and that any breach of the terms of this Section 6 shall be a material breach of this Agreement.

         6.5 Limitation; First Refusal. The obligations of Section 6.2 and 6.3 shall not apply to any ideas, discoveries, inventions and improvements for which no equipment, supplies, facility or trade secret information of the Company was used, and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for the Company. Employee will, nonetheless, promptly disclose all such ideas, discoveries, inventions and improvements to the Company and offer to the Company the right of first refusal to enter into a license or purchase agreement covering the subject idea, discovery, invention or improvement on terms mutually agreed to by Employee and the Company. In the event the Company and Employee cannot agree on terms and Employee receives an offer to enter into a license or purchase agreement with some other party on terms more favorable to that other party than the terms offered to the Company, then the Company shall have the right and Employee shall have the obligation to offer to the Company the idea, discovery, invention or improvement on such favorable terms. When such an offer is made to the Company pursuant to the preceding sentence, it must be accepted by the Company


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                                Dara Lynn Horner
                              Employment Agreement
                                November 16, 1998


within thirty (30) days; or if not accepted, the right of first refusal hereunder as to that offer shall terminate.

         NOTICE: SECTION 6 HEREOF REQUIRES EMPLOYEE TO ASSIGN RIGHTS TO INVENTIONS TO THE COMPANY OR ITS SUCCESSORS. MINNESOTA STATUTES SS. 181.78 LIMITS THE SCOPE OF AGREEMENTS REQUIRING THE INVENTIONS BE ASSIGNED TO EMPLOYERS. THE STATUTE STATES THAT SUCH ASSIGNMENT AGREEMENTS DO NOT APPLY:

         "TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE EMPLOYER WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON THE EMPLOYEE'S OWN TIME, AND (1) WHICH DOES NOT RELATE (a) DIRECTLY TO THE BUSINESS OF THE EMPLOYER OR (b) TO THE EMPLOYER'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (2) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER.

         PLEASE NOTE THAT SECTION 6 OF THIS AGREEMENT USES THESE STATUTORY TERMS TO DEFINE THE INVENTIONS WHICH ARE NOT AUTOMATICALLY ASSIGNED TO THE COMPANY BUT INSTEAD ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY.

         6.6 Assistance to the Company. Employee shall give the Company, at the Company's expense, all assistance the Company reasonably requires to perfect, protect, and exercise the rights to all ideas, discoveries, inventions or improvements acquired by the Company pursuant to the assignment provisions or the right of first refusal provisions of this Section 6.

         6.7 Remedies. The Employee's obligations set forth in Section 6 of this Agreement shall continue to be binding upon Employee, notwithstanding the termination of her employment with the Company for any reason whatsoever. Such obligations shall be deemed and construed as separate agreements independent of any other provisions of this Agreement. The existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any or all of such obligations. It is expressly agreed that the remedy at law for the breach of any such obligation is inadequate and that temporary and permanent injunctive relief shall be available to prevent the breach or any threatened breach thereof, without the necessity of proof of actual damages.

         7. NOTICES. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Personal delivery to the Company shall mean personal delivery to the Chief Executive Officer of the Company. Mailed notices


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                                Dara Lynn Horner
                              Employment Agreement
                                November 16, 1998


shall be addressed to the respective addresses shown below. Either party may change its address for notice by giving written notice according to the terms of this Section 7.


              (a) If to Employee:

                      Dara Lynn Horner
                      5105 Stony Bridge Court
                      Minnetonka, Minnesota 55345

              (b) If to the Company:

                      Rochester Medical Company
                      One Rochester Medical Drive
                      Stewartville, Minnesota 55976
                      Attention: Chief Executive Officer

         8. GENERAL PROVISIONS.

         8.1 Law Governing. This Agreement shall be governed by and construed according to the laws of the State of Minnesota, except the conflicts of laws provisions thereof.

         8.2 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

         8.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.


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                                Dara Lynn Horner
                              Employment Agreement
                                November 16, 1998


         8.4 Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by Employee.

         8.5 Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

         8.7 Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph, or provision of this Agreement.

         8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date and year first written above.

"Employee"                             Rochester Medical Corporation


/s/ Dara Lynn Horner                   By:  /s/ Anthony Conway
---------------------------------          -----------------------------------
Dara Lynn Horner                           Anthony Conway,
                                           Chief Executive Officer


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